April 28, 2016

Registrant
File No.
Form
Original
Filing Date
Amended
Filing Date
Explanation
Pioneer Series Trust XII
811-08547
N-CSR/A
4/27/16
4/28/16
The Registrant amended the Form
N-CSR for the period ended
February 29, 2016 to correct, the
filing for an incorrect Form N-
CSR file for a different series
Trust filing that was
inadverntently uploaded for
Series Trust XII.
*	One new Form N-CSR
file to add the correct
semi-annual report for
this series trust.